TECHNICAL SERVICES PURCHASE AGREEMENT
                                   RELATING TO
                              ENGINEERING SERVICES


THIS TECHNICAL SERVICES PURCHASE AGREEMENT ("Agreement") will become effective when fully executed and will remain in effect through June 30, 2002. This Agreement is entered into by and between The Aerostructures Corporation, (TAC), a Delaware corporation with its principal office in Nashville, Tennessee ("Seller"), and American Utilicraft Corporation, (AUC), a Delaware corporation with its principal office in Lawrenceville, Georgia.

                                    RECITALS

WHEREAS;

(A) AUC will design and produce the FF-1080-200, commercial short haul cargo airplane; and,

(B) Seller sells certain technical services in the support of such airplanes; and,

(C) Seller desires to sell, and AUC desires to purchase, certain of Seller's technical services in accordance with the terms in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

                                   AGREEMENTS


1.0 DEFINITIONS

The definitions set forth below will apply to this Agreement and any Order. Words in the singular will include the plural and vice versa.

(a) "Drawing" means a depiction of graphic or technical information representing a Product or any part thereof and which includes any specification relating thereto.

(b)      "Engineering Services" means engineering-related design services.

(c) "FAA" means the United States Federal Aviation Administration or any successor agency thereto.

(d) "Purchase Order" means authorization by the Procurement Representative to place work under these terms and conditions.

(e) "Order" means each statement of work authorized by means of a work authorization or "work order" issued by AUC and accepted by Seller under the terms of this Agreement.

(f) "Procurement Representative" means the individual designated by AUC who has the sole authority to bind AUC under this Agreement and any Order.

(g) "Product" means goods and services and the associated Work Product, tangible and intangible, including services, documents, data, software, software documentation and other information or items furnished to AUC under any Order.

(h) "Work Product" means all items (whether in tangible or intangible form) that result from Engineering Services performed by or on behalf of Seller pursuant to this Agreement or any Order.

(i) "Work Product Rights" means the intellectual property rights, including trade secret, copyright, and patent rights, in Work Product.

(j)      "ELSOP" means External Load and Structural Optimization Program.

2.0 ORDERING

CONCEPT/TECHNICAL DEFINITION ORDER INITIAL STATEMENT OF WORK

(a) Seller agrees to develop a technical definition that will be used to evaluate cost and technical viability for the FF-1080-200 Wing. This is expected to include Concept Development Drawings for the Center and Outer Wing Box (including wing splice), Nacelle Support, Fuselage Interface, Leading Edge, Fixed Trailing Edge, Flap (structure, drive, and motion), Aileron (structure and trim tab drive system layout), and Wing Tip. Systems provisions to be considered include jacking and mooring provisions, fuel system routing and interfaces, de-ice system provisions, electrical system routing and provisions, and fire protection system routing and provisions. All drawings shall be created using CATIA. A preliminary drawing tree and preliminary bill of material shall be furnished.

         TAC is not responsible for system concept development or design. TAC is responsible only for provisions for systems routing and structure for the systems to attach to. The completeness of the systems routing and provisions design on the concept drawings is a function of the maturity of the information from the systems provider. If specific information is not available for a particular system, a best practice assumption will be made for the purposes of completing the concept drawings.

         TAC furnished flap and aileron system motions and geometry shall be provided for preliminary layout and pricing efforts only. Any aircraft performance or stability and control issues related to these systems shall be verified by AUC.

         In addition, the seller will provide preliminary internal loads development, preliminary finite element model, a preliminary test and substantiation plan, and a parametric weights study.

(b)      The period of performance is for December 01, 2000 to March 30, 2001.

(c)      The agreed to price is $278,410.

         2.1 ISSUANCE OF ADDITIONAL ORDERS
         By mutual agreement of the parties, AUC may from time to time issue additional Orders to Seller under this Agreement by adding to the Initial Statement of Work. Each Order will contain a description of the Engineering Services ordered and Work Product to be produced and delivered to AUC, a reference to the applicable Drawings, quantities and prices, the delivery schedule, the terms and place or process of delivery and any special conditions.

         Each Order, which incorporates this Agreement, will be governed by and be deemed to include the provisions of this Agreement. Order terms and condition, which directly conflict with this Agreement, do not apply and may be ignored by seller.

3.0 AUTHORITY

AUC's Procurement Representative will have the sole authority to bind AUC in contractual terms and conditions and pricing. AUC's Procurement Representative or other authorized representative specifically identified in this Agreement may give written or electronic authorization to Seller to commence performance. If AUC's authorization specifies that a Purchase Order will be issued, AUC and Seller will proceed as if a Purchase Order or Purchase Order change has been issued. This Agreement arid the terms stated in the authorization will be deemed to be a part of AUC's Order and the parties will promptly and in good faith agree on any open Order terms. If AUC does not specify in its authorization that a subsequent Order will be issued, the terms and conditions of the authorization will be the Order and will incorporate this Agreement by reference.

4.0 TITLE AND RISK OF LOSS

Title to and risk of any loss or damage to AUC provided items will remain with AUC.

5.0 DELIVERY REQUIREMENTS

Any technical assistance will be strictly in accordance with the quantities, the schedule, and other requirements specified in the applicable Additional Order.

6.0 ON-SITE REVIEW

         6.1 REVIEW
         At a mutually acceptable date, Seller will provide at Sellers facility, a review explaining the status of an Order, actions taken or planned relating to such Order and any other information relevant to that Order. AUC's authorized representatives may enter Seller's plant, on a non-interference basis, to assess Seller's performance of Orders.

         6.2 SELLER'S PERSONNEL ON-SITE AT AUC
         At all times when Seller's personnel are on AUC's premises, Seller's personnel will comply with AUC's employee rules of conduct, including without limitation, AUC's security end safety procedures and comply with all applicable federal, state and local laws and regulations.

         6.3 AUC'S PERSONNEL ON-SITE AT SELLERS
         At all times when AUC's personnel are on Sellers premises, AUC's personnel will comply with Sellers employee rules of conduct, including without limitation, Sellers security and safety procedures and comply with all applicable federal, state and local laws and regulations.

7.0 PACKING AND SHIPPING

If any Work Product requires shipment to AUC from Seller, Seller will prepare for shipment and suitably pack such Work Product to prevent damage or deterioration, taking into account the method of shipment, location of shipment and destination of receipt, as well as time associated with shipment.

8.0 FEDERAL AVIATION ADMINISTRATION OR EQUIVALENT GOVERNMENT AGENCY INSPECTION

The FAA or arty equivalent government agency, accompanied by representative of AUC, may inspect and evaluate that portion of Seller's plant including, but not limited to, Seller's and subcontractors facilities, systems, data, equipment, procedures. personnel, testing, and all work-in-process and completed Engineering Services and Work Product which pertains to the effort under this Agreement.

9.0 CHANGES

AUC's Procurement Representative identified in this Agreement may, without notice to sureties, in writing direct changes within the general scope of this Agreement. Seller will comply immediately with such direction. If such change increases or decreases the cost or time required to perform an Order, AUC and Seller will negotiate an equitable adjustment in the price or schedule, or both, to reflect the increase or decrease. AUC will modify the Order in writing accordingly. If Sellers proposal includes the cost of property made obsolete or excess by the change, AUC may direct the disposition of the property.

10.0 TERMINATION FOR CONVENIENCE

         10.1 BASIS FOR TERMINATION; NOTICE
         AUC may terminate the Orders issued hereunder, by written notice to Seller. Any such notice of termination will specify the effective date of any such termination.

         10.2 Termination Instructions
         On receipt of a notice of termination, unless otherwise directed by AUC, Seller will:

         A. Immediately stop the Engineering Services as specified in the notice:

         B. Immediately terminate its subcontracts and purchase orders relating to the Engineering Services terminated:

         C. Settle any termination claims made by its subcontractors or suppliers;

         D. Preserve and protect all inventory and Work Product produced to date;

         E. Take all reasonable steps required to return, or at AUC's option and with prior written approval to destroy, all AUC Proprietary Information in the possession, custody or control of Seller;

         F. Take such other action as may be necessary or as AUC may direct in writing to minimize the cost of the termination; and

         10.3 SELLER'S CLAIM

         A.       Sellers termination claim will be limited to:

                  (1). Reasonable costs, plus a 15% margin, return on sales. allocable to the terminated Order incurred by Seller plus;

                  (2). Reasonable costs, plus a 15% margin, allocable to the terminated Order incurred by Seller in settling, any termination claims made by its subcontractors, suppliers, or lessors, or in complying with the termination notice;

         B. After payment of Seller's claim and at AUC's request, transfer title (to the extent not previously transferred) and deliver to AUC or AUC's designee all completed and partially completed Work Product related to the Order so terminated, all in accordance with the terms of such notice.

11.0 TERMINATION FOR DEFAULT

         11.1 EVENTS OF DEFAULT
         The occurrence of any one or more of the following events will constitute an "Event of Default":

         A. Any failure by Seller to provide an acceptable Assurance of Performance within the time specified within the order, or otherwise in accordance with applicable law; or.

         B. (1) The suspension, dissolution or winding-up of Seller's business, (2) Sellers insolvency, or its inability to pay debts, or its nonpayment of debts, as they become due, (3) the institution of liquidation or other such proceedings by or against Seller or the appointment of a custodian, trustee, receiver or similar Person for Seller's properties or business, (4) an assignment by Seller for the benefit of its creditors, or (5) any action of Seller for the purpose of effecting or facilitating any of the foregoing; PROVIDED HOWEVER, the sale and/or merger of the Seller to/with another company or entity for reasons other than those specified here, shall not Constitute an event of default.

         C. Sellers' liability in the event of a Default Termination shall be limited to the price of the work terminated under the terminated order.

12.0 EXCUSABLE DELAY

If delivery of any Engineering Services and/or Work Product is delayed by unforeseeable circumstances beyond the control and without the fault or negligence of Seller or of its suppliers or subcontractors (any such delay being hereinafter referred to as "Excusable Delay"), the delivery of such Engineering Services and/or Work Product will be extended for a reasonable period. Excusable Delays may include, but are not limited to, acts of God, war, riots, acts of government, tires, floods, epidemics, quarantine restrictions, freight embargoes strikes or unusually severe weather, but will exclude Seller's noncompliance with any rule, regulation or order promulgated by any governmental agency for or with respect to environmental protection. However, the above notwithstanding, AUC expects Seller to use its reasonable best efforts to continue providing Services.

13.0 INTELLECTUAL PROPERTY

Attachment A, the NONDISCLOSURE AGREEMENT dated November 1, 2000, will be the controlling document concerning all proprietary, confidential, and/or trade secret information or data belonging to AUC or Seller.

14.0 COMPLIANCE WITH LAWS

Seller will be responsible for Complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order, or permit applicable to its performance under this Agreement and each Order.

15.0 HEADINGS

Section headings used in this Agreement and any Order are for convenient reference only and do not affect the interpretation of the Agreement or Order.

16.0 DISPUTES

A court of competent jurisdiction may decide any dispute that arises under or is related to this Agreement or any Order that cannot be settled by mutual agreement of the parties. Pending final resolution of any dispute, Seller will proceed with performance of this Agreement and/or the Order according to AUC's instructions, so long as AUC continues to pay the amounts invoiced.

17.0 INDEPENDENT CONTRACTOR

Seller's relationship to AUC in the performance of this Agreement end each Order is that of an independent contractor. Seller's personnel performing services under this Agreement and each Order will be employees of Seller and not employees of AUC. Seller will pay all wages, salaries and other amounts due its employees in connection with this Agreement and each Order and will be responsible for all reports and obligations respecting them relating to governmental obligations such as social security, income tax withholding. unemployment compensation, Workman's Compensation arid similar matters.

18.0 INCLUSION OF TAXES IN PRICE

Unless this Agreement or an Order specifies otherwise, the price of this Agreement and each Order includes, and Seller is liable for and will pay, all taxes, impositions, charges and exactions imposed on or measured by this Agreement and each Order, except, if applicable, for sales or use takes on sales to AUC ("Sales Taxes") for which AUC specifically agreed to pay and which are separately stated on Seller's invoice. Prices will not include any taxes, impositions, charges or exactions for which AUC has a valid exemption certificate or other evidence of exemption.

19.0 PAYMENT

Monthly invoices will be submitted to AUC based upon the total value of the order divided by the total number of months or the order. All invoices will be on an end of month basis. Payment due dates will be computed from the date of receipt of the invoice. Payment will be NET 30.

         19.1 ALL INVOICES SHALL BE SENT SEPARATELY TO:

                  American Utilicraft Corporation
                  Attn: John J. Dupont
                  300 Petty Road NE, Suite B
                  Lawrenceville, Georgia 30043

         19.2 PROCESS

                  I        All payments shall be made in U.S. dollars.

                  II       Payments shall be made by wire transfer to:

                           ABA Number: 064000059
                           First Union Bank
                           Account Number 2020000202349
                           The Aerostructures Corporation

20.0 SOLICITATION

Seller agrees that it will not use its personnel assigned under any Order to actively solicit for hire any of AUC's personnel at any time. AUC likewise agrees that it will not use its personnel to actively solicit for hire any of Seller's employees. After completion of this Agreement, unless prior written approval is obtained, Seller and AUC agree that neither party will actively solicit for hire the other's employees for a period of six months.

21.0 ENTIRE AGREEMENT/ORDER OF PRECEDENCE

         21.1 ENTIRE AGREEMENT
         This Agreement sets forth the entire agreement, and supersedes any and all other prior agreements, understandings and communications between AUC and Seller related to the subject matter hereof.

         21.2 ORDER OF PRECEDENCE
         In the event of a conflict or inconsistency between any of the terms of the following documents, the following order of precedence will control:

         A.       This Agreement
         B.       An Order
         C. Other exhibits or documents that are part of this Technical Services Purchase Agreement.

22.0. AUC DESIGNEES

Only the following individuals are authorized to make contractual commitments and discuss pricing and/or contract terms and conditions issues directly with Seller on behalf of AUC:

                  Mr. John J. Dupont, President. CEO, Chairman

23.0 APPLICABLE LAW

The law of the State of Georgia will govern this Agreement.

EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the parties.

AMERICAN UTILICRAFT CORPORATION              THE AEROSTRUCTURES CORPORATION


By: /s/ John J. Dupont                       By: /s/ R.L. Johnson
    ----------------------------------          --------------------------------

Name: John J. Dupont                         Name: R.L. Johnson

Title: President, CEO Chairman               Title: Contracts Director

Date: December 01, 2000                      Date: December 01, 2000